EXHIBIT 99.1

AFLAC INCORPORATED ISSUES YEN-DENOMINATED BONDS

COLUMBUS, Georgia - July 20, 2005 -- Aflac Incorporated announced today that it has issued yen-denominated (Samurai) bonds totaling 40 billion yen, or approximately $360 million at the current exchange rate. The bonds were issued in Japan under a previously announced shelf registration filed with Japanese regulatory authorities. This issuance is the first issuance from the December 2003 shelf registration.

Aflac anticipates that it will use the net proceeds of the yen-denominated bonds for general corporate purposes, which shall include, but shall not be limited to, repayment of debt.

For 50 years, Aflac products have given policyholders the opportunity to direct cash where it is needed most when a life-interrupting medical event causes financial challenges. Aflac is the number one provider of guaranteed-renewable insurance in the United States and the number one insurance company in terms of individual insurance policies in force in Japan. Aflac's insurance products provide protection to more than 40 million people worldwide. In January 2005, Aflac was included in Fortune magazine's list of the 100 Best Companies to Work For in America for the seventh consecutive year. Aflac has also been included in both Forbes magazine's Platinum 400 List of America's Best Big Companies and in Fortune magazine's listing of America's Most Admired Companies for five consecutive years. Aflac Incorporated is a Fortune 500 company listed on the New York Stock Exchange under the symbol AFL. To find out more about Aflac, visit aflac.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. We desire to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in oral discussions with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks, and uncertainties. In particular, statements containing words such as "expect," "anticipate," "believe," "goal," "objective," "may," "should," "estimate," "intends," "projects," "will," "assumes," "potential," "target," or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

We caution readers that the following factors, in addition to other factors mentioned from time to time in our reports filed with the SEC, could cause actual results to differ materially from those contemplated by the forward-looking statements: legislative and regulatory developments; assessments for insurance company insolvencies; competitive conditions in the United States and Japan; new product development and customer response to new products and new marketing initiatives; ability to attract and retain qualified sales associates; ability to repatriate profits from Japan; changes in U.S. and/or Japanese tax laws or accounting requirements; credit and other risks associated with Aflac's investment activities; significant changes in investment yield rates; fluctuations in foreign currency exchange rates; deviations in actual experience from pricing and reserving assumptions including, but not limited to, morbidity, mortality, persistency, expenses, and investment yields; level and outcome of litigation; downgrades in the company's credit rating; changes in rating agency policies or practices; subsidiary's ability to pay dividends to parent company; ineffectiveness of hedging strategies used to minimize the exposure of our shareholders' equity to foreign currency translation fluctuations; events resulting in catastrophic loss of life or injury; and general economic conditions in the United States and Japan.

Analyst and investor contact - Kenneth S. Janke Jr., 800.235.2667 - option 3, FAX: 706.324.6330, or kjanke@aflac.com

Media contact - Laura Kane, 706.596.3493, FAX: 706.320.2288, or lkane@aflac.com

This notice does not constitute an offer of any securities for sale. The securities to be issued through the above-referenced shelf registration will not be registered in the United States and will not be offered or sold to U.S. investors absent compliance with the registration requirements of the Securities Act of 1933 or an available exemption from the registration requirements thereof.